PROMISSORY NOTE

$2,000,000.00       June 24, 2008 (the “Effective Date”)

FOR VALUE RECEIVED, the undersigned, COMMAND CENTER, INC., a Washington corporation (collectively referred to as the “Maker”), promises to pay to the order of Sonoran Pacific Resources, LLP, an Arizona limited liability partnership, (the “Holder”), the principal amount of Two Million and no/100 Dollars ($2,000,000.00) or such lesser amounts of principal that may be outstanding from time to time. Maker promises to pay the principal and interest evidenced hereby in accordance with the terms and conditions herein contained and set forth.

i). Repayment. Maker shall repay this Note on the following terms: the entire principal balance shall be due and payable in five installments of $400,000 each commencing on February 1, 2009 and continuing on the first of each month thereafter through June 1, 2009. Interest at the rate of fifteen percent (15%) per annum shall be paid monthly beginning on July 1, 2008 and on the first of each month thereafter (in arrears) so long as the principal balance or any portion thereof remains outstanding.

If the Company receives proceeds from the sale of real properties located in Kent, Washington and/or Yuma, Arizona, the Company agrees to apply the net proceeds to a principal reduction when received. Any such principal reduction shall reduce the monthly installment payments in reverse order (the last payment shall be reduced first).

2. Place of Payment. All payments will be made by Maker and mailed or delivered to Holder=s principal address or at such other place or places as Holder may designate in writing from time to time.

3) Lawful Money. All payments will be in lawful money of the United States of America or in such other form which is acceptable to Holder. Holder’s acceptance of payment in any form other than lawful money of the United States of America for any partial payment required or permitted under the provisions of this Note will not be a waiver of the requirement that any future payments be made in lawful money of the United States of America.

4. Prepayment. Maker will have the right to prepay the Note in full or in part, at any time, subject to the terms of the Note without penalty.

5. Default. If Maker fails to timely make any payment or other amount due under this Note or otherwise takes any action or fails to take any action that constitutes a default under this Note, Holder shall send a Notice of Default to Maker, informing Maker of the nature of the default. Upon delivery of the Notice of Default, Maker shall have ten (10) days to cure the default and provide a Notice of Cure to Holder, explaining that the default has been cured. In addition, the following shall constitute a default under this note: Maker’s (i) assignment for the benefit of its creditors, or (ii) application for, consent to or acquiescence in, the appointment of a trustee, receiver or other custodian for Maker, the property of the Maker or any part thereof, or in the absence of any application, consent or acquiescence, the appointment of a trustee, receiver or other custodian for Maker or substantial part of the property of Maker, which appointment is not discharged within forty-five (45) days; or the commencement of any case under Title 11 of the United States Code or any other bankruptcy, reorganization, receivership, custodianship, or similar proceeding under any state of federal law by or against Maker, with respect to any such case or proceeding that is involuntary, such case or proceeding is not dismissed within sixty (60) days of the filling thereof.

6. Remedies. Upon the occurrence of a default that is not cured within the ten-day period described above, Holder may, in its sole discretion, without further notice:

a. Declare the entire unpaid principal and all other sums owed hereunder immediately due and payable;

b. Assess interest on the unpaid balance at the rate of two percent (2%) per month; and

c. Exercise any remedy set forth herein or otherwise available at law or in equity.

7. Remedies Cumulative. No remedy herein conferred upon Holder is intended to be exclusive of any other remedy and each and every such remedy will be cumulative and may be exercised singularly or concurrently and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

8. Waiver. Failure or delay of Holder to exercise any right or remedy hereunder with respect to any default or other circumstance will not constitute a waiver of the right to exercise the same with respect to any subsequent default or other circumstance or in the event of continuance of any existing default after demand for performance hereof.

9. Choice of Law. This Note will be governed by, and will be construed and enforced in accordance with, the laws of the State of Arizona.

10. Attorneys’ Fees. Maker will pay all costs and expenses, including attorneys’ and experts’ fees and court costs, incurred in the collection or enforcement of all or any part of this Note, whether or not suit is initiatyed.

11. Amendment. This Note may not be amended, modified or changed, nor will any waiver of any provision hereof be effective, except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

12. Headings. The paragraph headings used herein are for convenience only and are not to be used to interpret or construe this Note.

13. Time is of the Essence. Time is of the essence of this Note and each and every provision hereof. Any extension of time granted for the performance of any duty under this Note will not be considered an extension of time for the performance of any other duty under this Note.

14. Successors and Assigns. Whenever used herein, the words “Maker” and “Holder” will be deemed to include their respective heirs, personal representatives, successors and assigns. This Section will not be a consent by Holder for Maker to assign or transfer any rights, powers, obligations or duties of Maker.

15. Severability. In case any one or more of the provisions contained in this Note will for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision hereof and this Note will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

16. Notices. Notice which is required or permitted to be given under this Note shall be deemed given on the day of receipt for notice personally delivered by hand, one business day after deposit of the notice with a recognized overnight courier for overnight delivery and three business days following deposit of the notice with the U.S Postal Service for delivery by certified mail, return receipt requested, in any case prepaid and properly addressed as set forth below. Either party may change its address by giving notice of such change to the other party.

If to Maker:	Mr. Brad Herr, CFO
Command Center, Inc.
3773 W. Fifth Avenue
Post Falls, ID 83854

If to Holder:	Mr. Jerry Smith
Sonoran Pacific Resources, LLP
10446 North 74th Street, Suite 120
Scottsdale, AZ 85258

17. The Maker, endorsers, guarantors, and all other persons liable or to become liable for all or any part of the indebtedness evidenced hereby, jointly and severally waive all applicable diligence, presentment, protest and demand, and also notice of protest, of demand, of nonpayment, of dishonor and of maturity and recourse to suretyship defenses generally; and they also jointly and severally hereby consent to any and all renewals, extensions or modifications of the terms hereof, including time for payment, and further agree that any such renewal, extension or modification of the terms hereof, or the release or substitution of any security for the indebtedness evidenced hereby or any other indulgences shall not affect the liability of any of such parties for the indebtedness evidenced by this Note. Any such renewals, extensions or modifications may be made without notice to any of such parties.

18. Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to unpaid collection costs, late charges and other charges, and any remaining amount to principal.

19. Preference Payments. Maker agrees that, to the extent Maker or any endorser, guarantor, surety or accommodation party makes any payment to Holder in connection with the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Holder or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (a “Preferential Payment”), then the indebtedness of Maker and any other party liable under this Note shall continue or shall be reinstated, as the case may be, and the obligation underlying such Preferential Payment shall be revived and continue in full force and effect as if no Preferential Payment had been made

IN WITNESS WHEREOF, the Maker has caused this Note to be executed and delivered as of the day and year first above written.

MAKER:
COMMAND CENTER, INC

______________________________________
            Brad Herr, Chief Financial Officer

Accepted and Agreed:
SONORAN PACIFIC RESOURCES, LLP

By:_________________________________
Jerry Smith